EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-73026) and Form S-8 (333-09165, 333-49231, 333-90845, 333-51684,333-67982 and 333-120558) of Genesee & Wyoming Inc. of our report dated July 22, 2005, relating to the combined financial statements of Rail Partners Limited Partnership and Consolidated Entities, and Rail Management Corporation which is incorporated by reference into the Current Report on Form 8-K/A of Genesee & Wyoming Inc. dated August 15, 2005.
/s/ Carr, Riggs & Ingram LLC
Enterprise, Alabama
August 15, 2005